EXHIBIT 99.1
Executive Bonus Plan FY 2006

If Operating Income Hits Target and Revenue Hits Target	Target Bonus Frank Lin	Target Bonus JH Chang	Target Bonus John Edmunds and Other Sr. VP (recommended by Frank Lin)

100%	75% of Base Salary	65% of Base Salary	60% of Base Salary
The bonus payable at other Hit Rates will scale up or down linearly based upon the following formula:
% of Operating Income Target x % of Revenue Target x Target Bonus = Bonus
Note:
1. Operating income is defined as the operating income before tax.
2. The total bonus for each Corporate Executive Officer shall not exceed two times his annual salary.